Exhibit 1.1

•

CHIPMOS TECHNOLOGIES (BERMUDA) LTD.

Common Shares

UNDERWRITING AGREEMENT

•, 2004

Lehman Brothers Inc.

As Representative of the several

    Underwriters named in Schedule 1,

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

ChipMOS TECHNOLOGIES (Bermuda) LTD., a company organized under the laws of Bermuda (the “Company”) proposes to sell an aggregate of • shares (the “Firm Shares”) of the Company’s common shares, par value $0.01 per share (the “Common Shares”). It is understood that, subject to the conditions hereinafter stated, the Firm Shares will be sold to the several Underwriters named in Schedule 1 hereto (the “Underwriters”) in connection with the offering and sale of the Firm Shares. Lehman Brothers Inc. shall act as representative (the “Representative”) of the Underwriters.

In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional • Common Shares on the terms and for the purposes set forth in Section 2 (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.” This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form F-3 with respect to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) has been declared effective by the Commission under the Securities Act. The registration statement contains the prospectus to be used in connection with the offering and sale of the Shares. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date in New York City of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus in the form first used to confirm sales of Shares. Reference made herein to any “Preliminary Prospectus” or to the “Prospectus” shall be deemed to refer to and include any documents incorporated by reference therein, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference the “Registration Statement” shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations (including requirements relating to the filing of exhibits) and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(c) The Company and each of its subsidiaries (as defined Section 15) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation (to the extent good standing is recognized in such jurisdictions), are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease (to the extent that good standing is recognized in such jurisdiction) of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or be in good standing (if applicable), individually or in the aggregate, would not have a material adverse effect on the general affairs, management, consolidated financial position, shareholders’ equity, results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and none of the subsidiaries of the Company other than ChipMOS TECHNOLOGIES INC. is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(d) Each of the Master Loan Agreement, dated as of •, 2004, among the Company, Jesper Limited and Modern Mind Technology Limited (“Modern Mind”) and the Pledge Agreement, dated as of •, 2004, among the Company, Modern Mind and ChipMOS TECHNOLOGIES (Shanghai) LTD. (“ChipMOS Shanghai”) (collectively, the “Convertible Bond Documents”) has been duly authorized, executed and delivered by the Company, Modern Mind and ChipMOS Shanghai and will constitute the legal, valid and binding obligations of each of the Company, Modern Mind and ChipMOS Shanghai, enforceable in accordance with their respective terms. The Company effectively controls Modern Mind and ChipMOS Shanghai.

(e) Each of the Company’s subsidiaries is not currently prohibited or otherwise restricted, directly or indirectly, from paying any dividends to the Company or to any other intermediate holding company of such subsidiary, except as described in the Prospectus and except for Advanced Micro Chip Technology Co., Ltd., which is in the process of being liquidated.

(f) Other than as set forth in the Prospectus, all dividends and other distributions declared and payable on the issued shares of the Company may under the current laws and regulations of Bermuda be paid in U.S. dollars or any other currency and may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body or any shares exchange authorities in Bermuda having jurisdiction over the Company or any of its subsidiaries or any of their properties (hereinafter referred to as “Governmental Authorizations”).

(g) The authorized share capital of the Company conforms to the description thereof contained in the Prospectus; no class of authorized share capital, other than the Common Shares, exists.

(h) The Company has an authorized share capital as set forth in the Prospectus, and all of the issued shares of the Company have been duly and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital shares of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company to the extent set forth in the Prospectus, free and clear of all liens, encumbrances, equities or claims except as described in the Prospectus.

(i) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and the issuance of such Shares will not be subject to any preemptive or similar rights; the Shares will conform to the descriptions thereof contained in the Prospectus; except for the options granted under the Company’s Share Option Plan of 2001 (the “Share Option Plan”) and as otherwise set forth in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares; and such Shares are freely transferable by the Company to or for the account of the Underwriters and there are no restrictions on subsequent transfers of such Shares.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The execution, delivery and performance of this Agreement and each of the other documents to be entered into in connection with this transaction by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than any such conflicts, breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the memorandum of association or bye-laws of the Company or any of the governing documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, other than any such conflicts, breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect; and except for the registration of the Shares under the Securities Act and the Rules and Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and the rules and regulations promulgated thereunder, filing of the Form F-3 with the Registrar of Companies of Bermuda and applicable state securities laws and foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any of the other documents to be entered into in connection with this transaction by the Company and the consummation of the transactions contemplated hereby and thereby except as described in the Prospectus.

(l) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(m) Except as described in the Prospectus and except for issuances of options and Common Shares pursuant to the Share Option Plan, the Company has not sold or issued any Common Shares or any securities convertible into or exchangeable for Common Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(n) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or that do not have or would not be reasonably expected to have a Material Adverse Effect; and, since such date, there has not been any change in the capital shares or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, shareholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

(o) Each of Moore Stephens (“Moore Stephens HK”), who has certified certain financial statements of the Company, whose report appears in the Prospectus and who has delivered the initial letter referred to in Section 7(k) hereof, are independent public accountants with respect to the Company, respectively, as required by the Securities Act and the Rules and Regulations.

(p) All financial statements of the Company certified by Moore Stephens HK and which appear in the Prospectus have been reviewed by Moore Stephens, P.C. New York (“Moore Stephens NY”) and Moore Stephens NY has delivered a written report to Moore Stephen HK which states that in the opinion of Moore Stephens NY, the audit conducted by Moore Stephens HK was conducted in accordance with the generally accepted auditing standards in the United States and that the reconciliation of the underlying financial statements was prepared in conformity with generally accepted accounting principles in the United States.

(q) The audited consolidated financial statements (and the notes and schedules thereto) of the Company and its subsidiaries included in the Prospectus present fairly the financial conditions and results of operation of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in financial position of the Company and its subsidiaries for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles in the ROC applied on a consistent basis throughout the periods involved (other than as described therein); the summary and selected financial data, including the selected unaudited quarterly financial information, included in the Prospectus present fairly the information shown therein and have been complied on a basis consistent with that of the audited financial statements included therein; the Company is not required to file historical financial statements of WORLD-WIDE TEST Technology Inc. (“WWT”) pursuant to Rule 3-05 of Regulation S-X or to file pro forma financial information relating to the acquisition of WWT by the ChipMOS Logic TECHNOLOGIES INC. pursuant to Rule 11-01 of Regulation S-X if the date of the Prospectus is not later than July 13, 2004.

(r) The Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and other assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(s) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is prudent and customary for companies of similar size engaged in similar businesses in similar industries and whose operations are primarily located in the same jurisdiction.

(t) Except as described in the Prospectus, the Company and each of its subsidiaries own or possess the legal rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary to conduct their respective businesses as presently conducted, and have not received any notice of any claim of conflict with, any such rights of others, which notice or claim remains in dispute and which is reasonably likely to have a Material Adverse Effect.

(u) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(v) Except as otherwise described in the Prospectus, each of the Company and its subsidiaries has such certificates, authorizations, licenses, concessions, approvals, orders or permits issued by the appropriate regulatory agencies or bodies necessary to own, lease or license, as the case may be, and to operate their properties and to conduct the businesses now conducted by the Company and its subsidiaries in the manner described in the Prospectus, except to the extent that the failure to have any such certificate, authorization, license, concession, approval, order to permit would not have a Material Adverse Effect.

(w) There is not and has not been any relationship, direct or indirect, between or among the Company or any of its subsidiaries on the one hand, and the directors, officers or shareholders of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

(x) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would be reasonably expected to have a Material Adverse Effect.

(y) Each of the Company and its subsidiaries has complied and is in compliance, with all applicable foreign, provincial and municipal laws, rules and regulations relating to employees and employment practices, terms and conditions of employment, employee relations, wages and hours, civil rights and equal employment opportunities; and the Company (i) has performed in all material respects all obligations required to be performed by it under any of its employee benefit plans (including the making when due of all contributions required by applicable law, governmental rule or regulation or by any agreement to which the Company is a party), (ii) is not in default under or in violation of any such employee benefit plan and (iii) is in compliance with the requirements prescribed by statutes, orders or governmental rules or regulations applicable to such employee benefit plans.

(z) Except as otherwise described in the Prospectus, the Company and its subsidiaries have filed with the appropriate taxing authorities all material Tax Returns (as defined below) required to be filed through the date hereof and has paid all taxes shown as due thereon other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings; such Tax Returns are each true, correct and complete in all material respects; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to have) a Material Adverse Effect. The term “Tax Returns” means any return or report regarding taxes supplied by the Company or any of its subsidiaries to a taxing authority in the Republic of China (“ROC”), the People’s Republic of China (“PRC”), Hong Kong Special Administrative Region of the PRC (“Hong Kong”), Bermuda or the United States.

(aa) None of the issuance, sale or delivery to the Underwriters of the Shares is subject to any tax imposed on the Company by Bermuda or any political subdivision thereof.

(bb) This Agreement is in proper legal form under the laws of Bermuda for the enforcement thereof, and the Shares to be transferred and delivered pursuant to this Agreement have been duly and validly issued under the laws of Bermuda, and to ensure the legality, validity, enforceability and admissibility into evidence in Bermuda of this Agreement or any other document, it is not necessary that this Agreement or any other document be filed or recorded with any court or other authority in Bermuda.

(cc) Since the date as of which information is given in the Prospectus through the date hereof, and except for options granted under the Share Option Plan and Convertible Bond Documents and as may otherwise be disclosed or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital shares.

(dd) Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

(ee) Other than as described in the Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of its charter or bye-laws or other governing documents, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business; other than any such conflicts, breaches, violations or defaults with respect to (i), (ii) and (iii) above which, individually or in the aggregate, would not have a Material Adverse Effect.

(ff) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

(gg) Except as set forth in the Prospectus, the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the environment or use, disposal or release or protection of human exposure to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

(hh) In the ordinary course of its business, each of the Company and its subsidiaries conducts periodic reviews of the effect of any and all Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure or properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ii) Neither the Company nor any of its subsidiaries is, or, as of the applicable Delivery Date after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, will be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(jj) The Company is not and is not likely to become a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended.

(kk) On or prior to the applicable Delivery Date, each of the documents to be entered into in connection with the transactions contemplated hereby (other than this Agreement) will have been duly authorized, executed and delivered by the Company in substantially the form previously provided to the Underwriters and will conform to the descriptions thereof in the Prospectus.

(ll) Neither the Company nor any of its subsidiaries has taken, nor will they take, directly or indirectly, any action designed to or which has constituted or which might be reasonably expected to cause or result in the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares in violation of the Securities Act or the Rules and Regulations (it being understood that no representation, warranty or undertaking is made regarding the Underwriters).

(mm) The statements set forth in the Prospectus under the captions “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Common Shares, and under the captions “Risk Factors,” “Taxation,” “Underwriting,” “Enforceability of Civil Liabilities” and “Where You Can Find Additional Information,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair descriptions.

(nn) Except for any agreement with the Underwriters and this Agreement, there are no contracts, agreements, or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(oo) The Registration Statement and its filing with the Commission, and the Prospectus have been duly authorized by and on behalf to the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(pp) The Company has validly appointed CT Corporation System as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement.

(qq) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the periods in which the Company’s annual report on Form 20-F for the year ended December 31, 2003 is being prepared; (ii) have been evaluated for effectiveness as of December 31, 2003; and (iii) are effective in all material respects to perform the functions for which they were established.

(rr) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ss) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(tt) Under ROC laws and regulations, no withholding taxes are payable by or on behalf of the Underwriters to the ROC or to any political subdivision or taxing authority thereof or therein in connection with or arising out of (i) the existence of a difference between the gross proceeds of the offering of the Shares and the aggregate purchase price of the Shares paid by the Underwriters hereunder or (ii) any payment by the Company to the Underwriters hereunder.

SECTION 2. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell • Firm Shares to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, the Company grants to the Underwriters an option to purchase up to • Option Shares. Such option is granted for the purpose of covering over-allotments in the sale of Firm Shares and are exercisable as provided in Section 4 hereof. The Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Shares set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase Option Shares other than in 100 share amounts.

The price of both the Firm Shares and any Option Shares shall be $• per share.

The Company shall not be obligated to deliver any of the Shares to be delivered on any Delivery Date (as hereinafter defined), except upon payment to such party for all the Shares to be purchased from such party on such Delivery Date as provided herein.

SECTION 3. Offering of Shares by the Underwriters. Upon authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

SECTION 4. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at the offices of Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, United States and delivery of documents shall be made at the offices of Simpson Thacher & Barlett LLP, 7th Floor, Asia Pacific Finance Tower, 3 Garden Road, Central, Hong Kong, respectively, at 8:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Shares to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of facilitating the issuance by the Company of the Firm Shares to the Underwriters, the Company shall ensure that Mellon Investor Services, L.L.C., as transfer agent and registrar, confirms, not later than one business day prior to the First Delivery Date, that it is prepared to record electronic credit in favor of the Underwriters at 10:00 A.M., New York City time, on the First Delivery Date.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representative. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representative, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as a “Subsequent Delivery Date” and the First Delivery Date and any Subsequent Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representative and the Company) at 8:00 A.M., New York City time, on each such Subsequent Delivery Date. On each such Subsequent Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Shares to be purchased on such Subsequent Delivery Date to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representative shall request in the aforesaid written notice. For the purpose of facilitating the issuance by the Company of the Option Shares to the Underwriters, the Company shall ensure that Mellon Investor Services, L.L.C., as transfer agent and registrar, confirms, not later than one business day prior to such Subsequent Delivery Date, that it is prepared to record electronic credit in favor of the Underwriters at 8:00 A.M., New York City time, on such Subsequent Delivery Date.

SECTION 5. Further Agreements of the Company. The Company agrees:

(a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission or any other foreign regulatory body of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file promptly with the Commission any such amendment or supplement, and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(c) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

(d) As soon as practicable after the Effective Date but in any event no later than 18 months thereafter, to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(e) For a period of two years following the Effective Date, to furnish to the Representative copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the Commission, the Nasdaq Stock Market Inc. or to any national securities exchange upon which the Common Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and that are not otherwise publicly available directly on the Company’s or Commission’s website;

(f) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not otherwise subject;

(g) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares (other than the Shares and shares issued pursuant to employee benefit plans, qualified shares option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause Mosel Vitelic Inc., PacMOS Technologies Holdings Limited, each director of the Company, Shih-Jye Cheng, Shou-Kang Chen, Peter Ku, Lafair Cho, Hu Sun Mar Li and Victoria Ru Tuan to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;

(h) To submit the Notification Form: Listing of Additional Shares to the Nasdaq National Market (“Nasdaq”) prior to the First Delivery Date;

(i) To apply the net proceeds from the transactions as contemplated in the Prospectus;

(j) In any suit in a court of competent jurisdiction (whether in the United States or any other jurisdiction) seeking enforcement of this Agreement or provisions of this Agreement, (i) if the plaintiffs therein seek a judgment in United States dollars, the Company will not interpose any defense or objection to or otherwise oppose judgment, if any, being awarded in such currency, and (ii) if the plaintiffs therein seek to have any judgment (or any aspect thereof) awarded in foreign currency linked, for the period from entry of such judgment until actual payment thereof in full has been made, to the changes in the foreign currency-United Sates dollar exchange rate, the Company will no interpose any defense or objection to or otherwise oppose inclusion of such linkage in any such judgment (except to comply with any applicable law); and the Company agrees that it will not initiate or seek to initiate any action, suit or proceeding, in Bermuda or in any other jurisdiction other than the United States, seeking damages or for the purpose of obtaining any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning any alleged breach by the Company of or other claim by you in respect of, this Agreement or any of your rights under this Agreement, including without limitation any action, suit or proceeding challenging the enforceability of or seeking to invalidate in any respect the submission by the Company hereunder to the jurisdiction of federal or New York state courts or the designation of the laws of the State of New York as the law applicable to this Agreement;

(k) If any payment of any sum due under this Agreement from the Company is made to or received by the Underwriters or any controlling person of any Underwriter in a currency other than freely transferable United States dollars, whether by judicial judgment or otherwise, the obligations of the Company under this Agreement shall be discharged only to the extent of the net amount of freely transferable United States dollars that the Underwriters or such controlling persons, as the case may be, in accordance with normal bank procedures, are able to lawfully purchase with such amount of such other currency on the business day immediately following the day on which such party receives such payment; and to the extent that the Underwriters or such controlling persons are not able to purchase sufficient United States dollars with such amount of such other currency to discharge the obligations of the Company to the Underwriters of such controlling persons, as the case may be, the Company shall not be discharged with respect to such difference, and any such undischarged amount will be due as a separate obligation and shall not be affected by payment of or judgment being obtained for any other sums due under or in respect of this Agreement;

(l) to appoint by August 30, 2004, an additional independent director within the meaning ascribed thereto by Nasdaq Rule 4200A(a)(15), such that the Company’s board of directors will consist of at least four independent directors after that date; and

(m) to implement, as soon as practicable but in any event before July 31, 2005, Nasdaq Rule 4350(c)(1) requiring a majority of the Company’s board of directors to be independent.

SECTION 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (e) any applicable listing fees; (f) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants of the Company engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show (excluding any meal, travel and lodging expenses of the Underwriters) and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including any meal, travel and lodging expenses relating to the roadshow and the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

SECTION 7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) Sullivan & Cromwell LLP, special U.S. counsel to the Company, shall have furnished to the Representative their written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

(i) The Registration Statement has been declared effective under the Securities Act, the Prospectus has been either filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or has been included in the Registration Statement (as the case may be) and the counsel has no knowledge of any stop order suspending the effectiveness of the Registration Statement having been issued or of any proceeding for that purpose having been pending or threatened by the Commission;

(ii) This Agreement has been duly executed and delivered by the Company;

(iii) The Company is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended;

(iv) Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 16 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”) in any action arising out of or relating to this Agreement or the transactions contemplated hereby brought by on Underwriter or any person who controls an Underwriter has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has appointed the Authorized Agent (as defined in Section 16) as its authorized agent for the purpose described in Section 16 hereof; and service of process effected on such agent in the manner set forth in Section 16 hereof will be effective to confer valid personal jurisdiction over the Company in the New York City assuming (a) the validity of such submission, waiver and appointment insofar as the laws of Bermuda are concerned, (b) the due authorization, execution and delivery of this Agreement by the Underwriters and (c) that all of the provisions of this Agreement (other than Section 16) are enforceable in accordance with their terms;

(v) All regulatory consents, authorization approvals and filings required to be obtained or made by the Company under the federal law of the United States and the law of the State of New York for the sale and delivery of the Shares by the Company to the Underwriters under this Agreement has been obtained and made;

In rendering such opinion, such counsel may state in such opinion to the effect that:

(1) the foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, that such counsel is expressing no opinion as to the effect of the laws of any other jurisdiction, and with respect to all matters of the laws of the ROC, such counsel understands that the Representative is relying on the opinions of Lee and Li and Chen and Lin delivered to it pursuant to Sections 7(d) and 7(i) of this Agreement, respectively, and with respect to all matters of the laws of Bermuda, such counsel understands that the Representative is relying on the opinion of Appleby Spurling Hunter delivered to it pursuant to Section 7(c) of this Agreement and with respect to all matters of the laws of the People’s Republic of China (“PRC”), such counsel understands that the Representative is relying on the opinions of Shanghai Zhenghan Law Firm and Haiwen & Partners delivered to them pursuant to Sections 7(e) and 7(j) of this Agreement; and

(2) with the Representative’s approval, such counsel has relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by such counsel to be responsible, and such counsel has assumed that: (A) this Agreement has been duly authorized by the Company, (B) the Shares have been duly authorized by the Company, (C) insofar as the laws of the ROC are concerned, this Agreement have been duly executed and delivered by the Company as applicable, and (D) the signatures on all documents examined by such counsel are genuine, assumptions which such counsel has not independently verified.

In addition, the following shall be included in a separate letter to be delivered by Sullivan & Cromwell LLP to the Representative at the same time or times as the foregoing opinion is required to be delivered by such counsel pursuant to this Agreement. The letter shall state that such counsel has reviewed the Registration Statement and the Prospectus, participated in discussions with the Representative’s representatives, those of the Representative’s United States, ROC and PRC counsel, and those of the Company, its ROC, Bermuda and PRC counsel and its accountants, advised the Company as to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and between the effectiveness of the Registration Statement and the time of the delivery of the letter, such counsel participated in further discussions with the Representative’s representatives, those of the Representative’s United States, ROC and PRC counsel and those of the Company, its ROC, Bermuda and PRC counsel and its accountants regarding the contents of certain portions of the Prospectus and related matters, and such counsel reviewed certificates of certain officers of the Company, opinions addressed to the Representative from ROC, Bermuda and PRC counsel for the Company regarding certain portions of the Prospectus and related matters, opinions addressed to the Representative from its United States, ROC and PRC counsel and letters addressed to the Representative from the Company’s independent accountants; on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the Securities Act, they confirm to the Representative that, in their opinion, the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; nothing that has come to such counsel’s attention in the course of the limited procedures described in such letter has caused them to believe that the Prospectus, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any documents that are required to be filed as exhibits to the Registration Statement that are not so filed or of any documents that are required to be summarized in the Prospectus that are not so summarized. Such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those contained under the captions “Taxation—United States Federal Income Taxation” in the Prospectus insofar as they purport to describe the provisions of U.S. Federal tax law therein described; that such counsel does not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement or the Prospectus; that their letter is furnished by such counsel as special United States counsel for the Company to the Representative and is for the purposes of assisting the Underwriters, in the capacity as participants in the offering of the Shares, in establishing applicable defenses; and that the letter may not be relied upon by any other person (including persons acquiring the Shares from the Underwriters) for any purpose.

(c) Appleby Spurling Hunter shall have furnished to the Representative their written opinion, as Bermuda counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

(i) The Company has been duly incorporated and is validly existing under the laws of Bermuda, possessing perpetual corporate existence and has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged as described in the Prospectus;

(ii) The Company has an authorized share capital as set forth in the Prospectus, and all of the issued shares of the Company have been duly and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

(iii) The rights attached to the Common Shares of the Company conform in all material respects to the description thereof contained in the Prospectus. The Shares being delivered on such Delivery Date to the Underwriters hereunder have been duly and validly authorized and, when issued, delivered and paid for, will be duly and validly issued, fully paid and non-assessable;

(iv) Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Common Shares pursuant to the Company’s memorandum of association or bye-laws or any agreement or other instrument known to such counsel;

(v) To the best of such counsel’s knowledge based on public searches conducted in Bermuda and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending in Bermuda to which the Company is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company, might have a material adverse effect on the general affairs, management, consolidated financial position, shareholders’ equity, results of operations, business or prospects of the Company; and, to the best of such counsel’s knowledge based on public searches conducted in Bermuda, no such proceedings in Bermuda are threatened or contemplated by governmental authorities or threatened by others in Bermuda;

(vi) The statements contained in the Prospectus under the captions “Description of Share Capital,” “Certain Foreign Issuer Considerations,” “Taxation – Bermuda Taxation” and “Enforcement of Civil Liabilities,” insofar as they describe Bermuda laws, statutes, rules and regulations, constitute a fair summary thereof and the opinion of such counsel filed as Exhibits 5.1 and 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them;

(vii) The issuance and sale of the Shares being delivered on such Delivery Date by the Company pursuant to this Agreement, and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument made known to such counsel by the Company to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the memorandum of association or bye-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body in Bermuda; and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any of the other documents to be entered into in connection with the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

(viii) The Company has full power and authority to enter into this Agreement under the laws of Bermuda, and this Agreement has been duly authorized, executed and delivered by the Company. All corporate action required by the laws of Bermuda and the bye-laws of the Company to be taken by the Company for the due and proper authorization, issuance, offering, sale and delivery of the Shares has been validly and sufficiently taken;

(ix) No consents, authorizations, approvals, orders, certificates or permits of and from, and no declarations and filings with, any local or other governmental authorities in Bermuda or any courts and other tribunals in Bermuda are required for the Company to own, lease, license and use its properties and assets and to conduct its business in the manner described in, and contemplated by, the Prospectus;

(x) The filing of the Registration Statement and the Prospectus with the Commission has been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed pursuant to such authorizations in accordance with the laws of Bermuda;

(xi) The issuance, delivery and sale to the Underwriters of the Shares to be issued and sold by the Company to the Underwriters are not subject to any tax imposed on the Company by any Bermuda court or government agency or body;

(xii) Other than as set forth in the Prospectus, all dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of Bermuda be paid in U.S. dollars or any other currency that may be freely transferred out of Bermuda, and all such dividends and distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any governmental authorizations in Bermuda;

(xiii) The statements in the Registration Statement and the Prospectus insofar as statements refer to the Company’s bye-laws or resolutions of the shareholders and board of directors of the Company or to material contracts, indentures, mortgages, loan agreements, notes, leases, plans pertaining to option arrangements, employment agreement and other agreements, arrangements or instruments to which the Company is a party, which are governed by the laws of Bermuda, are accurate and adequate in all material respects insofar as such statements refer to statements of the laws of Bermuda or legal conclusions relating to matters of the laws of Bermuda;

(xiv) The Company can sue and be sued in its own name under the laws of Bermuda; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement by the Company that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; any final judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interest Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of foreign obligation by action for the debt evidenced by the foreign court’s judgment; and service of process effected in the manner set forth in Section 18 hereof will be effective, insofar as the laws of Bermuda are concerned, to confer valid personal jurisdiction over the Company; and

(xv) This Agreement is in proper legal form under the laws of Bermuda for the enforcement thereof, and the Shares to be transferred to and delivered pursuant to this Agreement have been duly and validly issued under the laws of Bermuda for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability and admissibility into evidence in Bermuda of this Agreement and any other document, it is not necessary that this Agreement or any other document be filed or recorded with any court or other authority in Bermuda.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the laws of Bermuda. The opinion may also be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clauses (iii) and (vi) above). The opinion may be subject to such qualifications and assumptions as are consistent with normal practice for such opinions.

(d) Lee and Li shall have furnished to the Representative their written opinion, as special ROC counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

(i) Each of ChipMOS TECHNOLOGIES INC., Chantek Electronic Co., Ltd., ThaiLin Semiconductor Corp. and ChipMOS Logic TECHNOLOGIES INC. (collectively, the “ROC Subsidiaries”) have been duly incorporated and are validly existing as corporations under the laws of the ROC, and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

(ii) All of the issued shares of capital stock of each ROC Subsidiary have been duly authorized and validly issued and are fully paid, non-assessable and are owned directly or indirectly by the Company to the extent described in the Prospectus (such counsel being entitled to rely in respect of matters of fact upon certificates of each of the Company and the ROC Subsidiaries (the “Group Certificates”));

(iii) Except as described in the Prospectus, there is no restriction upon the voting or transfer of any shares of any ROC Subsidiaries that are owned directly or indirectly by the Company pursuant to its articles of incorporation or ROC law, other than those shares of ChipMOS Logic TECHNOLOGIES INC. held by each of ChipMOS TECHNOLOGIES INC. and ThaiLin Semiconductor Corp. as at the incorporation of ChipMOS Logic TECHNOLOGIES INC.;

(iv) To the best of such counsel’s knowledge after reasonable inquiry and based on the Group Certificates and other than as set forth in the Prospectus, there are no legal or governmental proceedings in the ROC pending to which the Company or any of the ROC Subsidiaries is a party or of which any property or assets of the Company or any of the ROC Subsidiaries is the subject which, if determined adversely to the Company or such ROC Subsidiary, might have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its ROC Subsidiaries, taken as a whole; and, to the best of such counsel’s knowledge after reasonable inquiry and based on the Group Certificates, no such proceedings in the ROC are threatened or contemplated by governmental authorities or threatened by others;

(v) Except as disclosed in the Prospectus, the issuance and sale of the Shares being delivered on such Delivery Date by the Company pursuant to this Agreement, the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel based on the Group Certificates to which any of the ROC Subsidiaries is a party or by which any of the ROC Subsidiaries is bound or to which any of the property or assets of any of the ROC Subsidiaries is subject, other than such conflicts, breaches or violations that, individually or in the aggregate, would not have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its ROC Subsidiaries, taken as a whole; nor will such actions result in any violation of the provisions of the articles of incorporation of any of the ROC Subsidiaries or any ROC statute or any order, rule or regulation known to such counsel of any ROC court or governmental agency or body having jurisdiction over any of the ROC Subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any ROC court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

(vi) Other than as described in the Prospectus, no consents, authorizations, approvals, certificates or permits of and from, and no declarations and filings with, any local or other governmental authorities in the ROC that are required for any ROC Subsidiary to own, lease and use its properties and assets and to conduct its business in the manner described in the Prospectus, except for authorizations, approvals, certificates or permits that either have been obtained or the failure of which to obtain would not have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its ROC Subsidiaries, taken as a whole;

(vii) Each ROC Subsidiary has good and marketable title to all real property owned by it that is material to the business of such subsidiary, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as are not either individually or in the aggregate material in relation to the business, condition (financial or otherwise) or in the earnings, business or operations of such subsidiary and any real property and buildings held under lease by such subsidiary that are material to its business, are held by such subsidiary under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by such subsidiary, except as described in the Prospectus (such counsel being entitled to rely in respect of matters of fact upon the Group Certificates);

(viii) To the best of such counsel’s knowledge after reasonable inquiry and based on the Group Certificates and except as disclosed in the Prospectus, none of the ROC Subsidiaries is in violation of its articles of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound other than any such default or violation would not have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and the ROC Subsidiaries, taken as a whole; and

(ix) The statements in the Prospectus under the headings “Risk Factors – Risks Relating to Our Relationship with Mosel,” “Risk Factors – Risks Relating to Countries In Which We Conduct Operations,” “Risk Factors – Risks Relating to Our Holding Company Structure,” “Management Discussion and Analysis of Financial Condition and Results of Operation – Taxation,” “Related Party Transaction” and “Enforceability of Civil Liabilities,” insofar as they relate to ROC law, have been reviewed by such counsel and fairly reflect the matters purported to be summarized and are correct in all material respects, subject to any qualifications set forth therein.

(x) Under ROC laws and regulations, no withholding taxes are payable by or on behalf of the Underwriters to the ROC or to any political subdivision or taxing authority thereof or therein in connection with or arising out of (i) the existence of a difference between the gross proceeds of the offering of the Shares and the aggregate purchase price of the Shares paid by the Underwriters hereunder or (ii) any payment by the Company to the Underwriters hereunder.

In rendering such opinions, such counsel may state that their opinion is limited to matters governed by the laws of ROC. The opinion may also be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clauses A(xi) above).

(e) Shanghai Zhenghan Law Firm shall have furnished to the Representative their written opinion, as special PRC counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

(i) ChipMOS Shanghai has been duly incorporated and is validly existing as a corporation under the laws of the PRC, and has all power and authority necessary to own or hold its properties and conduct the businesses in which it is now engaged;

(ii) All of the issued shares of capital stock of ChipMOS Shanghai have been duly and validly authorized and issued and are fully paid,

non-assessable and are owned directly or indirectly by Modern Mind Technology Limited to the extent described in the Prospectus;

(iii) Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of ChipMOS Shanghai pursuant to its charter or bye-laws or any agreement or other instrument known to such counsel;

(iv) To the best of such counsel’s knowledge after reasonable inquiry and other than as set forth in the Prospectus, there are no legal or governmental proceedings in the PRC pending to which ChipMOS Shanghai is a party or of which any property or assets of ChipMOS Shanghai is the subject which, if determined adversely to ChipMOS Shanghai, might have a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company; and, to the best of such counsel’s knowledge after reasonable inquiry, no such proceedings in the PRC are threatened or contemplated by governmental authorities or threatened by others;

(v) The issuance and sale of the Shares being delivered on such Delivery Date by the Company pursuant to this Agreement, and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which ChipMOS Shanghai is a party or by which ChipMOS Shanghai is bound or to which any of the property or assets of ChipMOS Shanghai is subject, nor will such actions result in any violation of the provisions of the articles of association of ChipMOS Shanghai or any PRC statute or any rule or regulation known to such counsel of any PRC governmental agency or body having jurisdiction over ChipMOS Shanghai or its properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any PRC court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

(vi) Other than as described in the Prospectus, ChipMOS Shanghai has obtained or made all consents, authorizations, approvals, orders, certificates or permits of and from, and declarations and filings with, any local or other governmental authorities in the PRC or any courts and other tribunals in the PRC required for ChipMOS Shanghai to own, lease, license and use its properties and assets and to conduct its current business in the manner described in the Prospectus;

(vii) ChipMOS Shanghai has good and marketable title to all real property owned by it that is material to its business, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as are not either individually or in the aggregate material in relation to the business, condition (financial or otherwise) or in its earnings, business or operations and any real property and buildings held under lease by ChipMOS Shanghai that are material to its business, are held by ChipMOS Shanghai under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by ChipMOS Shanghai, except as described in the Prospectus (such counsel being entitled to rely in respect of matters of fact upon certificates of ChipMOS Shanghai);

(viii) The statements in the Prospectus insofar as statements refer to ChipMOS Shanghai’s articles of association or resolutions of the board of directors of ChipMOS Shanghai or to material contracts, indentures, mortgages, loan agreements, notes, leases, plans pertaining to option arrangements, employment agreement and other agreements, arrangements or instruments to which ChipMOS Shanghai is a party, which are governed by the laws of the PRC, are accurate and adequate in all material respects insofar as such statements refer to statements of the applicable laws of the PRC or legal conclusions relating to matters of the applicable laws of the PRC;

(ix) All matters of PRC law relating to ChipMOS Shanghai and its current business described in the Prospectus under the captions “Risk Factors – Risks Relating to Our Business,” “Risk Factors – Risks Relating to Our Holding Company Structure” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Taxation” have been reviewed by such counsel and fairly reflect the matters purported to be summarized and are correct in all material respects.

In rendering such opinions, such counsel may state that their opinion is given with respect to the PRC laws and regulations and the prevailing interpretation thereof as of the date of the opinion and that they do not purport to speculate as to future laws or regulations or as to future interpretations of current laws and regulations. The opinion may also be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (ix) above). Such counsel may also state in such opinion to the effect that with the Representative’s approval, such counsel has relied as to certain matters on information obtained from officers of ChipMOS Shanghai and other sources believed by such counsel to be reliable, and such counsel has assumed that the documents submitted to such counsel as copies conform in all respects to the originals.

(f) Herbert Smith shall have furnished to the Representative their written opinion, as Hong Kong counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

(i) ChipMOS Far East is a company duly incorporated under Hong Kong law and the searches conducted with the Companies Registry, the Official Receiver’s Office of Hong Kong and Target-On-Line Financial Limited do not reveal any application for striking off or any notification of dissolution, any petition, order or resolution for winding up, any notification of appointment of liquidator or receiver;

(ii) ChipMOS Far East has the power and legal capacity under its memorandum and articles of association to conduct the business of financial management, and marketing and sales, as described in the Prospectus;

(iii) ChipMOS Far East has taken all necessary corporate actions to approve or authorize the issue of all the issued shares of ChipMOS Far East and such shares have been validly issued, fully paid and are non-assessable (meaning no further sums are payable to ChipMOS Far East with respect to the holding of such shares);

(iv) The searches conducted with the Companies Registry and the corporate documents of ChipMOS Far East reveal that (a) two shares of a nominal value of HK$1.00 each were issued to the Company and Cheng Shih Jye; (b) the Company and Cheng Shih Jye are the legal owners of all the issued share capital of ChipMOS Far East; and (c) the one share held by Cheng Shih Jye is held on trust for and on behalf of the Company;

(v) Other than the absolute discretion of the directors of ChipMOS Far East to refuse to register any share transfer, there is no restriction upon the voting or transfer of any shares of ChipMOS Far East set out in its memorandum and articles of association or other instrument as revealed by the searches conducted with the Companies Registry of Hong Kong;

(vi) The issue and sale of the shares of the Company and the execution, delivery and performance of the Agreement by the Company will not result in any violation of the provisions of the memorandum and articles of association of ChipMOS Far East or any prevailing laws or regulations of Hong Kong relating to ChipMOS Far East as at the date of such opinion;

(vii) Except as disclosed in the Prospectus, no consents, authorizations, approvals, orders, certificates or permits of and from, and no declarations and filings with, any local or other governmental authorities in Hong Kong or any courts and other tribunals in Hong Kong are required for ChipMOS Far East to own, lease, license and use its properties and to conduct its business in the manner described in, and contemplated by, the Prospectus; and

(viii) No authorization, approval, consent, registration or filing of or with any governmental, judicial or regulatory authority in Hong Kong is required on the part of ChipMOS Far East in connection with the execution, delivery or performance of the Agreement.

In rendering such opinions, such counsel may state that their opinion is limited to matters governed by the laws of Hong Kong. The opinion may be subject to such qualifications and assumptions as are consistent with normal practice for such opinions.

(g) Appleby Spurling Hunter shall have furnished to the Representative their written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

(i) Modern Mind has been duly incorporated and is validly existing under the laws of the British Virgin Islands, and has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged as described in the Prospectus;

(ii) All of the issued shares of Modern Mind have been duly and validly issued and are fully paid, non-assessable and are owned directly or indirectly by Jesper Limited, free and clear of all liens, encumbrances, equities or claims;

(iii) The Convertible Bond Documents have been duly authorized, executed and delivered by Modern Mind and constitute its legal, valid and binding obligations enforceable against Modern Mind in accordance with their respective terms;

(iv) Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Modern Mind pursuant to its memorandum and articles of association or any agreement or other instrument made known to such counsel by the Company; and

(v) To the best of such counsel’s knowledge based on public searches conducted in the British Virgin Islands and other than as set forth in the Prospectus, there are no legal or governmental proceedings in the British Virgin Islands pending to which Modern Mind is a party or of which any property or assets of Modern Mind is the subject which, if determined adversely to Modern Mind, might have a material adverse effect on the general affairs, management, consolidated financial position, shareholders’ equity, results of operations, business or prospects of the Company and its subsidiaries; and, to the best of such counsel’s knowledge, no such proceedings in the British Virgin Islands are threatened or contemplated by governmental authorities or threatened by others in the British Virgin Islands.

In rendering such opinions, such counsel may state that their opinion is limited to matters governed by the laws of the British Virgin Islands. The opinion may be subject to such qualifications and assumptions as are consistent with normal practice for such opinions.

(h) The Representative shall have received from Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus

and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) The Representative shall have received from Chen & Lin, ROC counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j) The Representative shall have received from Haiwen & Partners, PRC counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(k) At the time of execution of this Agreement, the Representative shall have received from Moore Stephens HK a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(l) With respect to the letter of Moore Stephens HK referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(m) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its chief executive officer and its chief financial officer stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects as of such Delivery Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(n) have been fulfilled; and

(ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

(n) (A) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (B) since such date there shall not have been any change in the capital shares or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq or the American Stock Exchange, or trading in any securities of the Company on any exchange, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York state authorities of the United States or by ROC authorities, (iii) the United States or the ROC shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or the ROC or there shall have been a declaration of a national emergency or war by the United States or the ROC, the effect of which on financial markets in the United States or the ROC shall be such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus, or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States or the ROC shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its officers, directors and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Shares), to which that Underwriter or its officers, directors, employees or controlling persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, director, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, director, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, directors and employees, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any of its officers, directors, employees or controlling persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein (which information consists solely of the information specified in Section 8(e)), and shall reimburse the Company and any such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such officer, director, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective officers, directors, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representative, it is advisable for the Representative and those Underwriters, officers, directors, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the difference between the total purchase price paid by the Underwriters for the Shares and the gross proceeds from the offering of the Shares under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, the text under the subsection heading “Stabilization, Short Position, Penal Bids and Passive Market Making” under the caption “Underwriting” concerning stabilizing transactions and over-allotments by the Underwriters, and the concession and reallowance figures appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

SECTION 9. Defaulting Underwriters.

If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Subsequent Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company and the Underwriters will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Underwriters, may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

SECTION 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Section 7(n) or 7(o) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

SECTION 11. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’

obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions contemplated herein) is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 1285 Avenue of the Americas, 13th Floor, New York, New York 10019, Attention: Syndicate Registration Department (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022;

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Shou-Kang Chen (Fax: 886-3-566-8981), with a copy to Sullivan & Cornwell LLP, 29th Floor, 9 Queen’s Road Central, Hong Kong, Attention: Michael G. DeSombre (Fax: 852-2522-2280);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the

Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 13 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 15. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations, and for the purposes of this Agreement, includes, without limitation, ChipMOS TECHNOLOGIES INC., Modern Mind, ChipMOS Shanghai, Chantek Electronic Co., Ltd., ThaiLin Semiconductor Corp., ChipMOS Far East, ChipMOS Logic TECHNOLOGIES INC., Advanced Micro Chip Technology Co., Ltd., ChipMOS Japan Inc. and ChipMOS USA Inc.

SECTION 16. Consent to Jurisdiction. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Court, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States hereby irrevocably appoints CT Corporation System, which currently maintains a New York City office at 111 Eighth Avenue, New York, New York 10011, United States of America, as its authorized agent (the “Authorized Agent”) to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York.

SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CHIPMOS TECHNOLOGIES (BERMUDA) LTD.

By:
Shou-Kang Chen
Chief Financial Officer

Accepted:

LEHMAN BROTHERS INC.

For itself and as Representative of the several Underwriters named in Schedule 1 hereto

By LEHMAN BROTHERS INC.

By:
Authorized Representative

SCHEDULE 1

Underwriters	Number of Firm Shares to be Purchased
Lehman Brothers Inc.
Thomas Weisel Partners LLC
RBC Capital Markets Corporation
WR Hambrecht + Co LLC

Total

Exhibit A

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

As Representative of the several

    Underwriters,

    745 Seventh Avenue

New York, New York 10019

Dear Sirs:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of common shares (the “Common Share”), par value $0.01 per share, in ChipMOS TECHNOLOGIES (Bermuda) LTD., a company organized under the law of Bermuda (the “Company”), and that the Underwriters propose to reoffer the Common Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Shares (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, for a period of 180 days after the date of the final prospectus relating to the Offering.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: